Exhibit 1.2
(Translation)
NIS GROUP CO., LTD.
SHARE HANDLING REGULATIONS
Chapter I. General Provisions
(Purpose)
     Article 1. The handling of shares of the Company and the fees therefor shall be governed as provided for in these Regulations, in accordance with Article 11 of the Articles of Incorporation; provided, however, that the handling relating to beneficial shareholders shall be governed as provided for by Japan Securities Depository Center, Inc. (“JASDEC”), as well as by these Regulations.
(Share registrar)
     Article 2. The share registrar and its place of business and transmitting offices in respect of the register of shareholders and the register of beneficial shareholders of the Company shall be as follows:
     Share registrar:
The Chuo Mitsui Trust and Banking Company, Limited
33-1, Shiba 3-chome, Minato-ku, Tokyo
     Its place of business:
The Chuo Mitsui Trust and Banking Company, Limited,
Head Office
33-1, Shiba 3-chome, Minato-ku, Tokyo
     Its transmitting offices:
Branch offices throughout Japan of:
The Chuo Mitsui Trust and Banking Company, Limited
Head and branch offices throughout Japan of:
Japan Securities Agents, Ltd.
(Denominations of share certificates)
     Article 3. The share certificates to be issued by the Company shall be in the denominations of 100, 1,000 and 10,000 shares.
     2. Notwithstanding the preceding paragraph, with regard to the shares registered in the name of JASDEC, a certificate or certificates representing any number of shares other than those set forth in the preceding paragraph may be issued upon request from JASDEC.
     3. In addition to the share certificates set forth in the preceding two paragraphs, the Company may issue any share certificate representing such number of shares as considered specifically necessary.
     4. With regard to the share certificates set forth in the preceding three paragraphs, shareholders may not make a request for the issuance of any share certificate representing any number of less-than-one-unit shares as provided for in Article 8 of the Articles of Incorporation except as provided for in Article 14 (Application for delivery of unpossessed share certificates), Article 27 (Reissue due to disfigurement or mutation) or Article 28 (Reissue due to the space being used up) hereof.

(Procedure of application, request, notification and notice)
     Article 4. Any procedure, such as an application, request, notification or notice, for the matters entrusted to the share registrar by the Company shall be directed to the share registrar.
     2. Any application, request, notification or notice under these Regulations shall be made or given in the form prescribed by the Company and shall be affixed with the seal notified pursuant to the provisions of Article 15 hereof.
     3. If any application, request, notification or notice under the preceding paragraph requires the consent of a guardian or aide, a document evidencing the consent shall be submitted.
     4. If any application, request, notification or notice under paragraph 2 above is made or given by agent, a document evidencing such agent’s power of representation shall be submitted.
Chapter II. Entries or Records in the Register of Shareholders
(Registration of transfer)
     Article 5. In the case of an application for the entries or records in the register of shareholders (the “registration of a transfer of shares”), the application shall be submitted together with the share certificates indicating the name of the applicant concerned.
     2. In the case of an application for the registration of a transfer of shares acquired due to any cause other than assignment, the application shall be submitted together with the share certificates concerned and a document evidencing the acquisition of the shares, in addition to following the procedure set forth in the preceding paragraph; provided, however, that it shall not be required to submit share certificates if the share certificates have not been issued.
(Registration of transfer in case specifically provided for in laws or ordinances)
     Article 6. In case any specific procedure is required to be followed under any law or ordinance for a transfer of shares, the application shall be submitted together with the share certificates indicating the name of the applicant concerned and a document evidencing the completion of such procedure.
(Indications on share certificates)
     Article 7. The names of applicants shall be indicated on the share certificates mentioned in the preceding two Articles.
(Filing of beneficial shareholder cards)
     Article 8. In case of an application for entries or records in the register of beneficial shareholders, a beneficial shareholder card prescribed by JASDEC shall be filed through a member of the central depository and clearing system for share certificates.
(Entries or records in the register of beneficial shareholders)
     Article 9. Entries or records in the register of beneficial shareholders shall be made on the basis of notices relating to beneficial shareholders filed by JASDEC as well as on the basis of beneficial shareholder cards mentioned in the preceding Article.
(Aggregation)
     Article 10. If a shareholder appearing or recorded in the register of shareholders and a beneficial shareholder appearing or recorded in the register of beneficial shareholders are considered to be the same person on the ground of their addresses and names, the respective numbers of shares shall be added up for the purpose of the exercise of rights as a shareholder.

Chapter III. Registration of Pledge and Indication of Trust Property
(Registration, alteration or cancellation of a pledge)
     Article 11. In the case of an application for the registration of a pledge on shares or for the alteration or cancellation thereof, the application affixed with the joint signatures of the pledgor and the pledgee shall be submitted together with the share certificates indicating the name of the pledgee concerned.
(Indication or cancellation of trust property)
     Article 12. In the case of an application for the indication of trust property in respect of shares or for the cancellation thereof, the trustor or trustee shall submit the application together with the share certificates concerned.
Chapter IV. Non-Possession of Share Certificates
(Notice of non-possession of share certificates)
     Article 13. In the case of a notice of non-possession of share certificates, the written notice thereof shall be submitted together with the share certificates concerned; provided, however, that it shall not be required to submit share certificates if the share certificates have not been issued.
(Application for delivery of unpossessed share certificates)
     Article 14. In case a shareholder who has given notice of non-possession of share certificates applies for the issuance of the share certificates, such shareholder shall submit an application to that effect.
Chapter V. Notification of Various Matters
(Notification of addresses, names and seals of shareholders, etc.)
     Article 15. Shareholders, beneficial shareholders and registered pledgees on shares or their legal representatives shall file notification of their addresses, names and seals; provided, however, that foreigners may substitute signatures for seals.
     2. In the case of a change occurring in the matters notified under the preceding paragraph, notification thereof shall be filed.
(Notification of addresses to receive notices by shareholders, etc. residing abroad)
     Article 16. Shareholders, beneficial shareholders and registered pledgees on shares or their legal representatives residing abroad shall appoint their standing proxies or file notification of addresses to receive notices, within Japan, in addition to following the procedures set forth in the preceding Article.
     2. The provisions of the preceding Article shall apply, mutatis mutandis, to standing proxies.

(Representative of a corporate shareholder)
     Article 17. If a shareholder or beneficial shareholder is a corporation, such shareholder or beneficial shareholder shall file notification of its representative (being one person).
     2. In the case of a change of such representative notified under the preceding paragraph, notification thereof shall be filed together with a certificate of the matters recorded in the corporate register.
(Notification of representative for jointly owned shares)
     Article 18. Shareholders or beneficial shareholders owning shares jointly shall appoint their representative (being one person) and file notification thereof under the joint signatures of all the co-owners.
     2. The same shall also apply in the case of a change of such representative.
(Alteration of statements appearing in the register of shareholders and the register of beneficial shareholders and on the share certificates)
     Article 19. If it is desired to have the statements appearing in the register of shareholders and the register of beneficial shareholders and on the share certificates altered for any of the following causes, notification thereof shall be submitted together with the share certificates concerned and a document evidencing the fact; provided, however, that it shall not be required to submit share certificates if the share certificates have not been issued or in the case of any alteration of statements appearing in the register of beneficial shareholders:
(1)	Change of surname or given name.

(2)	Appointment, change or discharge of a legal representative, such as a person to exercise parental power and a guardian.

(3)	Change of trade name or corporate name.

(4)	Corporate reorganization.
(Method of notification by beneficial shareholders)
     Article 20. In case a beneficial shareholder files notification pursuant to this Chapter, the notification shall be filed through a member of the central depository and clearing system for share certificates, except for notification of a change of the registered seal filed by a beneficial shareholder directly with the Company in accordance as provided for by JASDEC.

Chapter VI. Registration of Loss of Share Certificates
(Application for registration of loss of share certificates)
     Article 21. Any applicant for the registration of loss of share certificate shall submit an application together with a document evidencing the fact that the applicant had acquired the share certificates, a document evidencing the fact that the applicant has lost the share certificates and a document identifying the applicant; provided, however, that in case the applicant for the registration of loss of share certificates is a shareholder appearing or recorded in the register of shareholders, the applicant shall submit such application, solely together with a document evidencing that the applicant has lost the share certificates.
(Application for cancellation of registration of loss of share certificates by registrant of loss of share certificates)
     Article 22. In case the registrant of loss of share certificates makes an application for the cancellation of the registration thereof mentioned in the preceding Article, the registrant shall make an application in the prescribed form for cancellation of the registration thereof.
(Application for cancellation of registration of loss of share certificates by holder of share certificates)
     Article 23. In the case of an application for cancellation of the registration of loss of share certificates, the holder of the share certificates in respect of which the registration of loss of share certificates has been made shall submit the application in the prescribed form, together with the share certificates concerned and a document identifying the applicant; provided, however, that in case of an application for the cancellation of the registration of loss of share certificates by a shareholder or registered pledgee on shares, no document identifying the applicant is required.
(Alteration of statements appearing or recorded in the register of loss of share certificates)
     Article 24. If any registrant of loss of share certificates desires to have his address, name or other statements appearing or recorded in the register of loss of share certificates altered, the provisions of Article 15 through Article 19 hereof shall apply, mutatis mutandis.
Chapter VII. Reissue of Share Certificates
(Reissue due to division or consolidation)
     Article 25. In the case of an application for the issuance of new share certificates due to division or consolidation of share certificates, the application shall be submitted together with the share certificates concerned.
(Reissue due to disfigurement or mutilation)
     Article 26. In the case of an application for the issuance of new share certificates due to disfigurement or mutilation of share certificates, the application shall be submitted together with the share certificates concerned; provided, however, that if it is difficult to ascertain the genuineness of the share certificates, the procedures set forth in Chapter VI shall be followed.
(Reissue due to the space being used up)
     Article 27. In case the columns for holders’ names on a share certificate have been used up, such share certificate shall be withdrawn and a new share certificate shall be issued.

Chapter VIII. Purchase of Less-Than-One-Unit Shares
(Purchase request)
     Article 28. In case a shareholder makes a request for the purchase of less-than-one-unit shares, the shareholder shall submit the written request in the form prescribed by the Company.
     2. In the case of a request under the preceding paragraph, a beneficial shareholder shall submit the written request through a member of the central depository and clearing system for share certificates and JASDEC.
(Determination of purchase price)
     Article 29. The per-share purchase price of less-than-one-unit shares shall be the final price on the Tokyo Stock Exchange on the day on which the purchase request is received at the share registrar’s place of business or any of its transmitting offices set forth in Article 2 hereof; provided, however, that if no sale and purchase transaction is validly made on that day or it falls on a holiday of the Tokyo Stock Exchange, it shall be the price at which the first sale and purchase transaction is validly made thereafter.
     2. The purchase price shall be an amount obtained by multiplying the per-share purchase price determined under the preceding paragraph, by the number of shares requested to be purchased.
(Payment of purchase price)
     Article 30. The Company shall, unless otherwise specified by the Company, pay the purchase price to the requesting party within six (6) business days counting from the day next following the day on which the purchase price was determined under the preceding Article, with the deduction of the fees specified in Article 32 hereof; provided, however, that if the purchase price is cum right such as a right to receive dividends of surplus or shares due to a stock split, the purchase price shall be paid no later than the record date or the allocation date.
     2. The party requesting the purchase of less-than-one-unit shares may request that the purchase price be paid by transfer to a bank account designated by such party or by postal transfer cash payment.
(Passing of the purchased shares)
     Article 31. The less-than-one-unit shares requested to be purchased shall pass to the Company on the day on which the procedure for payment of the purchase price under the preceding Article has been completed.
Chapter IX. Fees
(Fees)
     Article 32. Fees for the handling of shares of the Company shall be as listed below and consumption taxes levied thereon shall be collected separately:
1.	Application for registration of loss of share certificates under Article 21 hereof:

¥8,600 in each instance of the registration of loss of share certificates

¥500 for each sheet of share certificate registered as lost

In case of any application for cancellation of the registration of loss of share certificates, no fees for the registration of loss of share certificates already collected shall be refunded.

2.	Purchase of less-than-one-unit shares under Article 28 hereof: An amount to be separately specified as equivalent to the brokerage commission for sale and purchase of shares.

Chapter X. Supplementary Provisions
(Amendment and abolition)
     Article 33. Any amendment to or abolition of these Regulations shall be governed as provided for in the Rules for Rule Administration.
(Effectuation)
     Article 34. These Regulations shall become effective as from February 23, 1989.
(Effective date of amendment)
     Article 35. These Regulations, as amended, shall become effective as from March 30, 1991.
2.	These Regulations, as amended, shall become effective as from August 1, 1992.

3.	These Regulations, as amended, shall become effective as from February 1, 1994.

4.	These Regulations, as amended, shall become effective as from April 1, 1994.

5.	These Regulations, as amended, shall become effective as from August 1, 1995.

6.	These Regulations, as amended, shall become effective as from June 28, 1996.

7.	These Regulations, as amended, shall become effective as from September 5, 1996.

8.	These Regulations, as amended, shall become effective as from September 8, 1998.

9.	These Regulations, as amended, shall become effective as from December 14, 1998.

10.	These Regulations, as amended, shall become effective as from October 1, 1999.

11.	These Regulations, as amended, shall become effective as from February 14, 2000.

12.	These Regulations, as amended, shall become effective as from October 10, 2001.

13.	These Regulations, as amended, shall become effective as from June 22, 2002.

14.	These Regulations, as amended, shall become effective as from April 1, 2003; provided, however, that Article 2 hereof, as amended, shall become effective as from May 6, 2003.

15.	These Regulations, as amended, shall become effective as from June 1, 2003.

16.	These Regulations, as amended, shall become effective as from June 23, 2005.

17.	These Regulations, as amended, shall become effective as from June 24, 2006.

18.	These Regulations, as amended, shall become effective as from October 1, 2006.